Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

OptimumBank Holdings, Inc. Announces Commencement of Exchange Offer for Trust Preferred Securities

Fort Lauderdale, FL,, November 27, 2019 (GLOBE NEWSWIRE) — OptimumBank Holdings, Inc. (NASDAQ:OPHC) (www.OptimumBank.com) (the “Company”), the parent company of OptimumBank, today announced that it has commenced a private offer to exchange (the “Exchange Offer”) its outstanding Trust Preferred Securities, upon the terms and subject to the conditions set forth in the confidential offering memorandum dated November 27, 2019 and related letter of transmittal (together, the “Offering Documents”).

THE EXCHANGE OFFER WILL EXPIRE IMMEDIATELY AFTER 11:59 P.M., EASTERN TIME, ON DECEMBER 26, 2019, UNLESS EXTENDED (SUCH TIME AND DATE, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”).

Under the Exchange Offer, the Company will issue shares of its common stock, par value $0.01 per share (the “Common Stock”), for Trust Preferred Securities. The number of shares of Common Stock that will be exchanged for each Trust Preferred Security will be determined by dividing (i) the outstanding balance of each Trust Preferred Security as of the Expiration Date by (ii) the applicable price of the Common Stock as of the Expiration Date (the “Exchange Offer Price”). The Exchange Offer Price will be equal to the lesser of (i) $3.15 per share or (ii) the closing market price of the Common Stock on the Expiration Date. As of November 25, 2019, the closing market price of the Common Stock was $2.95 per share, which would have resulted in an Exchange Offer Price of $2.95 per share.

The maximum aggregate number of shares of Common Stock that will be issued by the Company in the Exchange Offer will not exceed 1,000,000 shares. Additionally, the maximum aggregate value of the Trust Preferred Securities that may be exchanged will not exceed $3,150,000 (calculated on the basis of the outstanding balance of such Trust Preferred Securities as of the Expiration Date). In the event that the number of Trust Preferred Securities that are validly tendered exceeds these limits, then the number of Trust Preferred Securities that may be accepted for exchange from each holder of the Trust Preferred Securities (the “Holders”) will be reduced on a pro rata basis.

The Company will issue shares of Common Stock to the Holders of the Trust Preferred Securities who properly tender and do not validly withdraw their Trust Preferred Securities promptly after the Expiration Date. Holders who tender and do not withdraw their Trust Preferred Securities in the Exchange Offer will not be entitled to any interest on such Trust Preferred Securities.

The shares of our Common Stock are not deposits or savings accounts, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, and are not obligations of, or guaranteed by, a bank.

The Exchange Offer will expire at 5:00 p.m., Eastern time, on December 26, 2019, unless extended (as it may be extended, the “Expiration Date”). Tenders of Trust Preferred Securities in the Exchange Offer may be validly withdrawn at any time prior to 5:00 p.m., Eastern time, on December 26, 2019, unless extended (as it may be extended, the “Withdrawal Deadline”), but will thereafter be irrevocable, even if the Company otherwise extends the Exchange Offer beyond the Expiration Date, except in certain limited circumstances where additional withdrawal rights are required by law.

The Exchange Offer is conditioned on the satisfaction or waiver of certain conditions as described in the Offering Documents.

The Exchange Offer is intended to be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), with respect to the exchange of the Trust Preferred Securities pursuant to the exemption from such registration contained in Section 4(a)(2) of the Securities Act. The Exchange Offer is only being made, and copies of the Offering Documents will only be made available, to beneficial holders of the Trust Preferred Securities who are “accredited investors” as defined in SEC Rule 501 under Regulation D.

Eligible holders are urged to carefully read the Offering Documents before making any decision with respect to the Exchange Offer. None of the Company, the trustee with respect to the Trust Preferred Securities, or any affiliate of any of them makes any recommendation as to whether eligible holders of the Trust Preferred Securities should exchange their Trust Preferred Securities for Common Stock in the Exchange Offer, and no one has been authorized by any of them to make such a recommendation. Eligible holders must make their own decision as to whether to tender Trust Preferred Securities and, if so, the principal amount of Trust Preferred Securities to tender.

The Common Stock and the Exchange Offer have not been and will not be registered with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act, or any state or foreign securities laws. The Common Stock may not be offered or sold in the United States or to or for the account or benefit of any person except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. The Exchange Offer is not being made to holders of Trust Preferred Securities in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. This press release is for informational purposes only and is not an offer to purchase or a solicitation of an offer to purchase any securities, nor shall there be any sale of any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About OptimumBank Holdings, Inc.

OptimumBank Holdings, Inc. was founded in 2000 and is based in Fort Lauderdale, Florida and operates through three banking offices located in Broward County, Florida. OptimumBank Holdings, Inc. operates as the bank holding company for OptimumBank (the “Bank”) which provides a wide range of consumer and commercial banking services to individuals and businesses. The Bank accepts demand interest-bearing and noninterest-bearing, savings, money market, NOW, and time deposit accounts, as well as certificates of deposit The Bank offers residential and commercial real estate, commercial, and consumer loans, as well as lending lines for working capital needs. It also provides debit and ATM cards; investment, cash management, and notary and night depository services; and direct deposits, money orders, cashier’s checks, domestic collections, drive-in tellers, and banking by mail, as well as Internet banking services.

Safe Harbor Statement

This press release contains forward-looking statements that can be identified by terminology such as “believes,” “expects,” “potential,” “plans,” “suggests,” “may,” “should,” “could,” “intends,” or similar expressions. Many forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any future results or implied by such statements. These factors include, but are not limited to, our limited operating history, managing our expected growth, risks associated with integration of acquired websites, possible inadvertent infringement of third party intellectual property rights, our ability to effectively compete, our acquisition strategy, and a limited public market for our common stock, among other risks. OptimumBank Holdings, Inc.’s future results may also be impacted by other risk factors listed from time-to-time in its SEC filings. Many factors are difficult to predict accurately and are generally beyond the company’s control. Forward looking statements speak only as to the date they are made and OptimumBank Holdings, Inc. does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Investor Relations:

OptimumBank Holdings. Inc.

investor@optimumbank.com

+1.954.900.2850